UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 2, 2017

_______________________

Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

_______________________

Nevada	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of principal executive offices, including zip code)

(510) 906-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors

On November 2, 2017, the Board of Directors (the “Board”) of Pulse Biosciences, Inc. (the “Company”) accepted the resignations of Robert J. Greenberg, M.D., Ph.D., Robert M. Levande, Mitchell E. Levinson and Thierry B. Thaure from the Board, including the resignation of Mr. Levande as Chairman of the Board and the resignations of Dr.  Greenberg, Mr. Levinson and Mr. Thaure from the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board.  The resignations of Dr.  Greenberg, Mr. Levande, Mr. Levinson and Mr. Thaure are effective immediately, and are not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

In connection with their resignations,  Dr.  Greenberg, Mr. Levande, Mr.  Levinson and Mr. Thaure will each receive a lump sum cash stipend equivalent to their annual retainer, prorated for the remainder of their respective term, and all equity awards held by each individual have been fully vested.

(d) Election of Directors; Appointment of Committee Members; New Outside Director Compensation Policy

On November 2, 2017, the Board elected Kenneth A. Clark, Robert W. Duggan, Thomas J. Fogarty, M.D. and Manmeet S. Soni to the Board, effective immediately. Mr. Clark, Mr. Duggan, Dr. Fogarty and Mr. Soni will serve until their respective terms expire at the annual meeting of stockholders to be held in 2018 and until his successor is duly elected and qualified or until his earlier death, resignation or removal.   In addition, to fill in the vacancies created by the departures of Dr. Greenberg, Mr. Levande, Levinson and Mr. Thaure, the Board appointed (i) Mr. Duggan to serve as Chairman of the Board; (ii) Dr. Fogarty, Mr. Soni and Maky Zanganeh to serve as members of the Audit Committee, with Mr. Soni serving as Chair of the Audit Committee; (iii) Mr. Soni and Dr.  Zanganeh to serve as members of the Compensation Committee, with Dr. Zanganeh serving as Chair of the Compensation Committee; and (iv)  Mr. Clark, Mr. Duggan and Dr. Fogarty to serve as members the Nominating and Corporate Governance Committee, with Mr. Clark serving as Chair of the Nominating and Corporate Governance Committee.

Robert W. Duggan

Mr. Duggan, age 73, served as Chairman of the Board of Directors of Pharmacyclics, Inc. (“Pharmacyclics”), a biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases, from 2007 to 2015 and Chief Executive Officer from 2008 to 2015, when Pharmacyclics was acquired by AbbVie Inc.  Mr. Duggan previously served as Chairman of the Board of Directors of Computer Motion, Inc., a computerized surgical systems company, from 1990 to 2003 and Chief Executive Officer from 1997 until Computer Motion was acquired by Intuitive Surgical, Inc. in 2003. Mr. Duggan served on the Intuitive Surgical, Inc. Board from 2003 through March 2011. Mr. Duggan has been a private venture investor for more than 30 years and has participated as a director of, investor in, and advisor to small and large businesses in the medical equipment, computer local and wide area network, PC hardware and software distribution, digital encryption, consumer retail goods and outdoor media communication industries.  He is a member of the University of California at Santa Barbara Foundation Board of Trustees.

As previously disclosed on the Amendment No. 6 to Schedule 13D as filed on September 26, 2017 (“Schedule 13D”), Mr. Duggan is currently the beneficial owner of approximately 36% of the Company’s common stock.  Pursuant to the Securities Purchase Agreement, dated February 7, 2017, by and among the Company and the other parties thereto, the Company has granted certain registration rights to Mr. Duggan.  Pursuant to the Securities Purchase Agreement, dated September 24, 2017 by and between the Company and the other parties thereto, (the “Purchase Agreement”), the Company has granted certain registration rights to Mr. Duggan and the Company will, among other things, prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement to register for resale the shares sold pursuant to the Purchase Agreement when commercially reasonably, but in any event no earlier than January 2, 2018.

Thomas J. Fogarty, M.D.

Dr. Fogarty, age 83, is a managing director of Emergent Medical Partners, an investment firm focused on private medical device companies, which he founded in 2007. Prior to Emergent Medical Partners, Dr. Fogarty held various positions at Stanford University where he performed both cardiac and peripheral vascular surgery. His positions at Stanford University included Professor of Cardiovascular Surgery and President of the Medical Staff. Dr. Fogarty holds a B.S. degree in Biology from Xavier University and an M.D. from Cincinnati College of Medicine.

There are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC between Dr. Fogarty and the Company required to be disclosed herein.

Manmeet S. Soni

Mr. Soni, age 39,  has served as Senior Vice President, Chief Financial Officer of Alnylam Pharmaceuticals, Inc. since May 2017.  Mr. Soni served as the Executive Vice President, Chief Financial Officer and Treasurer of ARIAD Pharmaceuticals, Inc. (“ARIAD”), a biopharmaceutical company, from March 2016 until February 2017, when ARIAD was acquired by Takeda Pharmaceutical Company Limited. Mr. Soni continued as an employee of ARIAD through May 2017. Previously, he served as Chief Financial Officer of Pharmacyclics until its acquisition by AbbVie in May 2015, after which he supported AbbVie during the post-acquisition transition through September 2015. He first joined Pharmacyclics in September 2012 as corporate controller and served in various roles prior to being appointed as Chief Financial Officer and Treasurer in February 2014. Mr. Soni worked at ZELTIQ Aesthetics Inc. (“ZELTIQ”), a publicly held medical technology company, from January 2012 to September 2012, where he served as Controller and Senior Director of Finance. Prior to ZELTIQ, Mr. Soni worked at PricewaterhouseCoopers in San Jose, CA from 2007 to 2012 in the Life Science and Venture Capital Group and had previously worked at PricewaterhouseCoopers India providing audit and assurance services. Mr. Soni graduated from Hansraj College at Delhi University in India. He is a Certified Public Accountant and completed his Chartered Accountancy from the Institute of Chartered Accountants of India.

There are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC between Mr. Soni and the Company required to be disclosed herein.

Kenneth A. Clark

Mr. Clark, age 59, has been a member of the law firm Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”), since 1993. His practice has focused on strategic transactions in the biopharmaceutical industry for over 25 years, and has included several of the largest partnering transactions in the industry over that period.  Mr. Clark served on the board of directors of Pharmacyclics, Inc. from November 2012 through the sale of the company to Abbvie in May 2015.  He holds a B.A. degree from Vanderbilt University and a law degree from the University of Texas at Austin.

The Company has retained WSGR as legal counsel for various matters.  The aggregate fees paid by the Company to WSGR for the fiscal year ended December 31, 2016 were approximately $31 thousand, and for the current fiscal year, through October 31, 2017, were approximately $466,000. The Company continues to retain WSGR with respect to these matters, and believes that the services rendered by WSGR were, and continue to be, provided on terms no more or less favorable than those with unrelated parties.

Director Compensation

Amended and Restated Outside Director Compensation Policy

The Company previously consulted with an independent compensation consultant regarding its outside director compensation policy relative to prevailing market data. The Board made changes to its cash and equity-based compensation (the “Outside Director Compensation Policy”) based on the Board’s previous reviews and findings as follows:

Cash compensation:  Beginning November 3,  2017 each non-employee member of the Board will be eligible to receive the following cash compensation: (1) an annual retainer for each member of the Board of $25,000 paid in equal quarterly installments; (2) the members of the Company’s Audit, Compensation and Nominating and Corporate Governance Committees will be paid an additional annual retainer of $4,000 for their service on each committee; (3) the Chair of the Audit, Compensation and Nominating and Corporate Governance Committees will receive annual retainers of $10,000, $8,000, and $6,000, respectively, in lieu of the member retainer; (4) the Chairman of the Board will be paid an additional annual retainer of $18,000. In addition, the Company shall reimburse its non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.

Equity Compensation:  Each new non-employee director shall receive a stock option grant to purchase 65,000 shares of the Company’s common stock under the terms of the then in effect equity compensation plan.  These initial awards will vest over three years, with one-third of the shares subject to the option vesting on the one year anniversary of the date of grant, and the remaining shares vesting monthly over the following two years, provided such non-employee director continues to serve as a director through each vesting date.

In the event of a “change in control,” the participant non-employee director will fully vest in and have the right to exercise awards as to all shares underlying such awards and all restrictions on awards will lapse, and all performance goals or other vesting criteria will be deemed achieved at 100% of target level and all other terms and conditions met, provided the non-employee director remains a director through the date of such change in control.

Compensation for Non-Employee Directors

Pursuant to the Outside Director Compensation Policy, as non-employee directors,  Mr. Clark, Mr. Duggan, Dr. Fogarty and Mr. Soni will each receive an annual retainer of $25,000.  Mr. Clark will receive an additional annual retainer of $6,000 for his service as chair and a member of the Nominating and Corporate Governance Committee.  Mr. Duggan will receive an additional annual retainer of $4,000 for his service as a  member of the Nominating and Corporate Governance Committee and an additional annual retainer of $18,000 for his service as the Chairman of the Board. Dr. Fogarty will receive an additional annual retainer of $4,000 for his service as a member of the Audit Committee and an additional annual retainer of $4,000 for his service as a member on the Nominating and Governance Committee. Mr. Soni will receive an additional annual retainer of $10,000 for his service as chair and a  member of the Audit Committee and an additional annual retainer of $4,000 for his service as member of the Compensation Committee.

Pursuant to the Outside Director Compensation Policy, Mr. Duggan, Dr. Fogarty, Mr. Soni, and Mr. Clark were each automatically granted a stock option to purchase 65,000 shares of the Company’s common stock on the date of their respective appointment to the Board.

Indemnification Agreements

Mr. Clark, Mr. Duggan, Dr. Fogarty and Mr. Soni will also each execute the Company’s standard form of indemnification agreement.

Item 7.01.  Regulation FD Disclosure.

On November 3, 2017, the Company issued a press release announcing the resignations of Dr.  Greenberg, Mr. Levande, Mr. Levinson and Mr. Thaure from the Board and the appointment of Mr. Clark, Mr. Duggan, Dr. Fogarty and Mr. Soni to the Board.  A copy of the press release is included as Exhibit 99.1 hereto. This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Pulse Biosciences, Inc. dated November 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Biosciences, Inc.

By:	/s/ Brian B. Dow
Brian B. Dow Chief Financial Officer, Senior Vice President, Secretary and Treasurer (Principal Financial and Principal Accounting Officer)

Date: November 3, 2017